Investor Update

First Quarter Fiscal Year 2018

Meta Financial Group

Forward-Looking Statements

Meta Financial Group, Inc.® (the "Company" or "Meta") and its wholly-owned subsidiary, MetaBank® (the "Bank"), may from time to time make written or oral "forward-looking statements," including statements contained in this investor update, the Company's filings with the Securities and Exchange Commission ("SEC"), the Company's reports to stockholders, and in other communications by the Company and the Bank, which are made in good faith by the Company pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995.

You can identify forward-looking statements by words such as "may," "hope," "will," "should," "expect," "plan," "anticipate," "intend," "believe," "estimate," "predict," "potential," "continue," "could," "future" or the negative of those terms, or other words of similar meaning or similar expressions. You should carefully read statements that contain these words because they discuss our future expectations or state other "forward-looking" information. These forward-looking statements are based on information currently available to us and assumptions about future events, and include statements with respect to the Company's beliefs, expectations, estimates, and intentions, which are subject to significant risks and uncertainties, and are subject to change based on various factors, some of which are beyond the Company's control. Such risks, uncertainties and other factors may cause our actual growth, results of operations, financial condition, cash flows, performance and business prospects and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. Such statements address, among others, the following subjects: statements regarding the potential benefits of, and other expectations for the combined company giving effect to, the proposed merger transaction with Crestmark Bancorp, Inc. ("Crestmark"), including, but not limited to, anticipated synergies of the combined businesses, the possibility that the transaction will facilitate Meta's growth through complementary product and service offerings; future operating results; customer retention; loan and other product demand; important components of the Company's statements of financial condition and operations; growth and expansion; new products and services, such as those offered by the Bank or Meta Payments System ("MPS"), a division of the Bank; credit quality and adequacy of reserves; technology; and the Company's employees. The following factors, among others, could cause the Company's financial performance and results of operations to differ materially from the expectations, estimates and intentions expressed in such forward-looking statements: the risk that the transaction with Crestmark may not occur on a timely basis or at all; the parties' ability to obtain regulatory approvals and approval of their respective shareholders, and otherwise satisfy the other conditions to closing, on a timely basis or at all; the risk that the businesses of Meta and MetaBank, on the one hand, and Crestmark and Crestmark Bank, on the other hand, may not be combined successfully, or such combination may take longer, be more difficult, time-consuming or costly to accomplish than expected; the expected growth opportunities, beneficial synergies and/or operating efficiencies from the proposed transaction may not be fully realized or may take longer to realize than expected; customer losses and business disruption following the announcement or consummation of the proposed transaction; potential litigation relating to the proposed merger transaction; the risk that the Company may incur unanticipated or unknown losses or liabilities if it completes the proposed transaction with Crestmark and Crestmark Bank; the risk that the Company's preliminary analysis of the impact of the Tax Cuts and Jobs Act may be incorrect; additional changes in tax laws; maintaining our executive management team; the strength of the United States' economy, in general, and the strength of the local economies in which the Company conducts operations; the effects of, and changes in, trade, monetary, and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System (the "Federal Reserve"), as well as efforts of the United States Treasury in conjunction with bank regulatory agencies to stimulate the economy and protect the financial system; inflation, interest rate, market and monetary fluctuations; the timely development and acceptance of new products and services offered by the Company or its strategic partners, as well as risks (including reputational and litigation) attendant thereto, and the perceived overall value of these products and services by users; the risks of dealing with or utilizing third parties; any actions which may be initiated by our regulators in the future; the impact of changes in financial services laws and regulations, including, but not limited to, laws and regulations relating to the tax refund industry and the commercial insurance premium finance industry; our relationship with our primary regulators, the Office of the Comptroller of the Currency and the Federal Reserve, as well as the Federal Deposit Insurance Corporation, which insures the Bank's deposit accounts up to applicable limits; technological changes, including, but not limited to, the protection of electronic files or databases; acquisitions; litigation risk, in general, including, but not limited to, those risks involving the Bank's divisions; the growth of the Company's business, as well as expenses related thereto; continued maintenance by the Bank of its status as a well-capitalized institution, particularly in light of our growing deposit base, a portion of which has been characterized as "brokered"; changes in consumer spending and saving habits; and the success of the Company at maintaining its high-quality asset level and managing and collecting assets of borrowers in default should problem assets increase.

The foregoing list of factors is not exclusive. We caution you not to place undue reliance on these forward-looking statements. The forward-looking statements included herein speak only as of the date of this investor update. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this cautionary note. Additional discussions of factors affecting the Company's business and prospects are reflected under the caption "Risk Factors" and in other sections of the Company's Annual Report on Form 10-K for the Company's fiscal year ended September 30, 2017 and in other periodic filings made with the SEC. The Company expressly disclaims any intent or obligation to update any forward-looking statements, whether written or oral, that may be made from time to time by or on behalf of the Company or its subsidiaries, whether as a result of new information, changed circumstances or future events or for any other reason.

Crestmark Transaction Overview

Transaction	Merger of Crestmark Bancorp, Inc. with and into Meta Financial Group, Inc., and Crestmark Bank with and into MetaBank
Consideration	Meta to exchange each outstanding share of Crestmark for 2.65 shares of Meta common stock (approximately 3.3 million shares to be issued) Crestmark in-the-money stock options to be cashed out at closing $320.6 million transaction value based on Meta's closing price of $91.35 on January 8, 2018 (includes cash-out value of options)
Ownership Post-Closing	Approximately 75% Meta shareholders / 25% Crestmark shareholders
Board Composition	W. David Tull, Chairman and CEO of Crestmark, and one other mutually agreeable director, to join the boards of Meta and MetaBank, expanding boards to 9 members
Management	Michael "Mick" Goik, President and COO of Crestmark, entered into a new employment agreement which provides that, upon closing, he will become EVP of MetaBank and President of the Crestmark division of MetaBank
Assumptions[1]	
Anticipated Transaction Costs	Approximately $18 million pre-tax
Targeted Cost Savings	Approximately 6% of Crestmark standalone non-interest expense
Fair Value Mark	Loan portfolio mark is approximately 1.7% of gross loans
Compelling Metrics	For illustrative purposes, based on consensus estimates for Meta, approximately:
FY2019 EPS Accretion	10%
TBV Earnback Period	2.2 years
Price to Forward Earnings[2]	9.6x expected fiscal year 2018 earnings and 7.2x expected fiscal year 2019 earnings plus cost savings
Approvals	Customary regulatory and shareholders of Meta and Crestmark
Targeted Closing	Second calendar quarter of 2018

1. *All modeling assumptions are estimates based on preliminary transaction information and subject to change*
2. *Fiscal year ending September 30*

Crestmark Transaction Highlights

Superb Strategic Fit

- Combines two highly-profitable and high-growth earnings-driven cultures
- Combines Meta's non-interest bearing deposit platform with Crestmark's strong credit culture and nationwide loan generation
- Enhances Meta's capital growth engine to fund organic growth, acquisitions, share repurchases, or dividends
- Diversifies Meta's revenue stream by increasing loans 65%, providing recurring net interest income to complement Meta's strong non-interest income revenue, reducing seasonality of Meta's earnings
- Opportunity for significant future synergies

Financially Compelling

- Estimated EPS accretion of approximately 10% in FY2019, excluding merger costs
- Approximately 7.9% TBV dilution at closing earned back in approximately 2.2 years (cross over method)
- Combined company with compelling performance metrics
  - FY 2019 estimated ROAA of 1.95%
  - Approximately 54% loan/deposit ratio at closing
- Strong estimated regulatory capital ratios at closing
  - 8.0% Leverage Ratio
  - 16.7% Total Risk Based Capital
- Reduces seasonality of earnings

Risk Mitigation Factors

- **Extensive Diligence:** Meta, together with a third-party national accounting firm, reviewed over 52% of Crestmark loan balances during due diligence
- Comprehensive financial, operational, compliance and information technology due diligence over a three month period
- **Continuity:** Crestmark leadership to continue with Meta with minimal impact to employee base
  - Targeted cost savings of 6% of Crestmark non-interest expense
  - W. David Tull, Crestmark Founder, Chairman, and CEO to join Meta Board of Directors
  - Michael "Mick" Goik, President and COO of Crestmark, has signed 3 year employment contract, effective at closing, to lead the Crestmark division of MetaBank

See the Company's Current Report on Form 8-K, filed with the Securities and Exchange Commission on January 9, 2018, for additional information regarding the proposed transaction and the merger agreement entered into with Crestmark, as well as an investor presentation regarding the proposed transaction included as an exhibit to the Form 8-K.

Source: Company filings, Crestmark unaudited financial statements

Company Overview

Prepaid division generates fee income with low-cost, long duration deposit base

Prepaid low-cost deposit base provides competitive advantage to obtain high-quality credits and attractive terms for the **Community Bank** and **National Lending** programs

LEVERAGE DEPOSITS BROUGHT IN FROM OUR PAYMENTS DIVISION FOR FUNDING OUR OTHER DIVISONS

In addition to funding high-quality commercial loans, the **Bank** provides loans to tax preparers and funding for interest-free refund advances to taxpayers, which generate significant fee income (rather than interest)

Tax services division offers interest-free refund advances and tax refund-transfer solutions and provides a new distribution channel for **prepaid** products and other services

NASDAQ Traded (CASH)	Market capitalization over $1 billion (1/23/2018)
Growing Asset Base	5-year average asset CAGR of 21%
Disciplined Acquirer	Execute on strategic acquisitions that increase shareholder value (accretive, short earnback) Successfully integrated four acquisitions in the past three years
Analyst Coverage	Sandler O'Neill + Partners; Raymond James; Keefe, Bruyette & Woods; FBR & Co.; and Lake Street Capital Markets

STRATEGICALLY PURSUE BUSINESSES IN NICHE MARKETS THAT ARE SCALABLE AND SYNERGISTIC TO EXISTING PLATFORM

The Meta Ecosystem

Banking

Community Banking

Regional community bank with 10 branch locations in Iowa and South Dakota

Growing, profitable operations

- Loan growth of 19-30% YoY each quarter for over four years
- Average core deposits (checking, savings, money market) have also consistently seen double digit growth over the last four years

Continue to expect robust loan growth over the next 12 months

National Lending

Higher yields than many alternative investments

Commercial Insurance Premium Finance - Loans to commercial businesses to fund their property, casualty and liability insurance premiums

- Short duration, typically 9-10 month maturities
- Significant collateralization reduces credit risk

Student Loan Portfolio Purchases - Seasoned, insured and floating rate portfolios with current yields of approximately 6%

Healthcare Finance - Rate reset portfolio with recourse to high credit quality hospitals

Commercial Lending - Entered into a definitive merger agreement with Crestmark Bancorp, Inc. ("Crestmark")

METABANK

Payments

Prepaid/ATM/Other

A prepaid card industry leader with payments diversification

Continuing to grow "annuity-like" stream of fee income

New and growing relationships, driving growth with a strong pipeline

Emerging leader in "virtual cards" for electronic settlements

Sponsors approximately 65% of U.S. "white label" Automated Teller Machines ("ATM")

49 patents with more than a dozen pending

Tax Services

Products include: tax refund-transfer ("RTs") solutions, interest free refund advance loans and electronic return originator ("ERO") loans

Provided underwriting for and originated approximately $1.3 billion of refund advance loans for the 2017 tax season; anticipate originating over $1.0 billion during the 2018 tax season and expect to hold all of originated loans

Various relationships and partnerships with leading franchises and independent tax preparers

Tax Season Update

Tax product fee income was $2.1 million in first fiscal quarter of 2018, an increase of $1.5 million, or 242% compared to the same period last year

- Increase primarily due to the increase in volume of pre-season tax advance loans originated during the first quarter of fiscal 2018 compared to first quarter of fiscal 2017
- All of these loans are also being held during fiscal 2018, as opposed to the previous year when many of these loans were sold, which also contributed to the increase

2018 tax season expectations consistent with previous update (October 10, 2017)

- Expect to originate over $1.0 billion of interest-free refund advance loans across multiple tax partners and retain substantially all refund advance loans on balance sheet
- Expect to process over 2.5 million refund transfers through Refund Advantage and EPS Financial in fiscal 2018

Tax services increases seasonality of the Company's revenue

- Generate the vast majority of revenues in fiscal second quarter with some additional revenues carrying over into fiscal third quarter; however, Meta's seasonality would be reduced with the Crestmark acquisition
- Most expenses spread throughout the year with some elevated expenses in the quarters ending in December and March

Financial Highlights

First Quarter Ended December 31, 2017

Earnings

- Quarterly GAAP net income of $4.7 million[(1)], or $0.48 per diluted share
- Return on average assets of 0.45% and return on average equity of 4.30%

Net interest income ("NII")

- Quarterly NII of $26.2 million, an increase of 32% over the same period in prior year

Non-interest income

- Card fee income of $25.2 million in first quarter, an increase of 37% over the same period in prior year
- Tax product fee income of $2.1 million in first quarter, an increase of 242% over the same period in prior year
- Non-interest income represented 53% of total revenue for the first quarter

Assets

- FY 2018 first quarter average assets grew to $4.1 billion, an increase of 18% over the same period in the prior year

Continued, strong loan growth

- Excluding the purchased student loan portfolios and refund advance loans, total loans receivable, net of allowance for loan losses, at December 31, 2017 would have increased $293.1 million, or 30%, compared to December 31, 2016

Funding

- Overall cost of funds for all deposits and borrowings averaged 0.51% during the first quarter, compared to 0.36% during the same period in the prior year
- Overall cost of deposits was 0.24% in the first quarter of fiscal 2018 and would have been 0.07% when excluding wholesale deposits

1. *Q1FY18 pre-tax results included $3.6 million expense as a result of the Tax Cuts and Jobs Act, $1.3 million of acquisition expenses, and $1.0 million loss on sale of investments.*

Loan Portfolio ($MM)

First Quarter Highlights

Total loans receivable, net of allowance for loan losses ("ALL"), increased 36%, Y/Y

- Driven primarily by increases in commercial real estate, consumer loans, commercial insurance premium finance, and residential mortgage loans
- Consumer loan growth driven by purchase of student loan portfolio in October 2017 and pre-season tax advance loans
- Excluding purchased student loan portfolios and refund advance loans, total loans receivable, net of ALL, would have increased 30%, Y/Y

Commercial insurance premium finance loan growth 31%, Y/Y

Community bank loan growth 29%, Y/Y

At December 31, 2017, total agricultural loans were $86.0 million, 1.59% of total assets, down from $97.6 million, 2.32% of total assets, at December 31, 2016, including a $7 million non-performing asset ("NPA") payoff during the first fiscal quarter

Credit Quality

Allowance for loan losses was $8.9 million, or 0.6% of total loans, at December 31, 2017

NPAs at December 31, 2017 were $33.3 million, representing 0.61% of total assets

- Primarily related to a large, well-collateralized (less than 75% LTV) agricultural loan relationship which was still accruing as of December 31, 2017
- On January 2, 2018, a deed in lieu of foreclosure was executed on the collateral for this relationship and the collateral is now included in foreclosed real estate and repossessed assets

Payments segment had no NPAs at December 31, 2017

Loan Receivable Composition[1]



$1,115
$1,152
$1,226
$1,327
$1,511
Q1-17
Q2-17
Q3-17
Q4-17
Q1-18
Period Ended
Residential
Commercial
Agricultural
Consumer
CML Ins. Premium Finance

1. *Excludes deferred fees*

Net Interest Margin ("NIM")(1) ($MM)


Net interest income, loan yield and NIM
$19.8
$24.0
$24.9
$24.5
$26.2
4.37%
3.98%
4.69%
4.53%
4.64%
2.90%
2.91%
3.25%
3.13%
3.06%
Q1-17
Q2-17
Q3-17
Q4-17
Q1-18
Net interest income
Loan yield
NIM, tax equivalent

First Quarter Highlights

Net interest income increased 32% and NIM increased 16 basis points, compared to fiscal first quarter 2017

- Reported NIM reflects the lower corporate prorated tax rate on the Company's tax exempt municipal portfolio
- Excluding tax service loans, total loan yield for fiscal first quarter would have been 4.68%
- Excluding tax service loans and wholesale deposits, NIM for first fiscal quarter would have been 3.22%
- Cost of funds for all deposits and borrowings averaged 0.51% and cost of deposits averaged 0.24%, or 0.07% excluding wholesale deposits

Growth Opportunities

Opportunity for NIM expansion in current and higher rate environment

- NIM supported by growing loan portfolio
- Increased duration flexibility from more floating rate/ short-term loans provides opportunity for increased yields in the securities portfolio
- Cash flow reinvestment opportunity also promotes NIM expansion in a higher rate environment
- New non-interest bearing deposits from payments division deployed at higher rates in a higher rate environment

1. NIM, tax equivalent is a non-GAAP financial measure. The tax-equivalent adjustment to net interest income recognizes the income tax savings when comparing taxable and tax-exempt assets and adjusting for federal and state exemption of interest income. We believe that it is a standard practice in the banking industry to present net interest margin expressed on a fully taxable equivalent basis, and accordingly believe the presentation of this non-GAAP financial measure may be useful for peer comparison purposes.

Earning Asset Mix ($MM)



Interest Earning Assets
Fiscal Quarter Average
Q1-17
Q2-17
Q3-17
Q4-17
Q1-18
30%
33%
33%
35%
37%
$3,223
$3,962
$3,628
$3,675
$3,762
Tax-Exempt Investment Securities
Mortgage-Backed Securities
Loans
Cash and Other Securities

17% *Earning Asset Growth fiscal first quarter 2017 to fiscal first quarter 2018*

Continue to improve earning asset mix

- Asset diversification with higher yields
  - Growing loan portfolio represented 37% of earning assets at December 31, 2017
- Increased balances of high-quality commercial insurance premium finance and community bank loan portfolios
- Optimize deployment of national, non-interest bearing deposit base

Meta Financial Group

Balance Sheet Overview ($MM)



Total Average Assets
$3,491
$4,414
$4,000
$4,034
$4,123
Q1-17
Q2-17
Q3-17
Q4-17
Q1-18
Fiscal Quarter Average



Total Average Liabilities
Fiscal Quarter Average
Q1-17
Q2-17
Q3-17
Q4-17
Q1-18
$3,139
$4,022
$3,575
$3,598
$3,689
Non-interest bearing deposits
Interest bearing deposits
Wholesale deposits
Borrowings
Subordinated debt
Other liabilities

First Quarter Highlights

Average assets for fiscal 2018 first quarter grew 18% compared to the same quarter in the prior year

Similar to fiscal 2017, wholesale deposits were utilized to target strategic maturities related to the Company's seasonal tax advance lending, the decrease in average wholesale deposits in the fiscal 2018 first quarter compared to the same period of the prior year was primarily driven by timing and more efficient funding in place to fund the 2018 tax season

Average deposits for fiscal 2018 first quarter increased 16%, and average non-interest bearing deposits increased 13%, compared to the same quarter in the prior year

- Stable, low-cost, long duration funding advantage with non-interest bearing deposits is expected to remain in a rising rate environment

Regulatory Capital

Regulatory Capital Ratios[1]



7.68%
9.61%
12.93%
16.71%
13.38%
16.71%
16.99%
17.11%
Tier 1 Leverage
Common Equity Tier 1
Tier 1 Risk-Based
Total Risk-Based
Meta Financial Group, Inc.
MetaBank
Minimum Requirement to be Well-Capitalized under Prompt Corrective Action (PCA) Provisions

Goal: maintain strong capital ratios

- Exceeded all required capital ratios at December 31, 2017
- MetaBank six-month average Tier 1 Leverage > 8.0% at 9.75%
- MetaBank six-month average Total Risk-Based Capital > 13.0% at 18.60%

Prudent capital management, flexibility to source future needs

- June 2016 assigned an A- for the Bank's senior unsecured debt and deposits by Kroll Bond Rating Agency ("KBRA")
- June 2016 assigned a BBB+ for the Company's senior unsecured debt by KBRA
- August 2016 issued $75 million of Subordinated Debt
- June 2017 KBRA affirmed investment grade rating
- January 2018 KBRA affirmed investment grade rating post-Crestmark acquisition announcement

1. *At December 31, 2017, regulatory ratios are estimated*

Competitive Landscape

Early adopter of sophisticated compliance systems

Investments in program design, training and technology

- Implemented enhanced BSA/AML technology
- Enhanced infrastructure supports growth
- These prior investments allow more focus on growing current business and new development opportunities, with expected improving efficiencies

High competitive barriers to enter prepaid and tax industries = wide “moat”

- Expertise, capital, compliance
- Operational infrastructure
- High start-up costs
- Contract design
- Durbin-related disadvantages for banks over $10 billion in assets

Interest Rate Risk Management

Interest rate sensitivity (what management believes)

Static interest rate risk results do not accurately reflect the Company's true interest rate sensitivity due to the Company's unique and historically predictable deposit base

- Utilizing quarterly average balances for deposits, cash and borrowings provides a more accurate view of the Company's IRR position
- Payments-related, non-interest bearing deposit value continues to grow significantly as interest rates rise due to long duration deposits funding asset growth
- Non-interest deposit growth also provides more net income upside that is not reflected in IRR analysis
- Low community bank deposit beta contains interest cost

Well-positioned for higher rate environment utilizing a "barbell" approach to earning asset generation and purchases

- Commercial insurance premium finance lending offers production opportunities with <12 month terms
- Disciplined approach to evaluating loan pool deal flow (e.g. student loan portfolio purchases)

Other Comprehensive Income volatile relative to peers

- We believe GAAP understates balance sheet true value, particularly low-cost, long duration deposits
- Approximately 40% of assets are available for sale (securities) vs. typical "peer" at ~15-20%, which are marked-to-market monthly

Industry Recognition

FORTUNE

Named one of Fortune magazine's **100 Fastest-Growing Companies** (September 2017)

AMERICAN BANKER magazine

One of the **top performing** mid-size banks in 2016 (June 2017)

Bank Director

#1 Top Growth Bank (May 2016)
Named Top Community Bank (August 2016)

NACHA The Electronic Payments Association

Top 40 of ACH originators in 2016 (April 2017)

Top 30 of ACH receivers in 2016 (April 2017)

THE NILSON REPORT

Second largest prepaid card issuer in the U.S. ranked by purchase volume in 2016 (2017)

One of the **top 100** credit, debit and prepaid issuers in the world in 2015 (2017)

LEHIGH VALLEY BUSINESS

EPS Financial Business of the Year 2016 (25-100 Employees)

SIOUX FALLS BUSINESS JOURNAL PART OF THE USA TODAY NETWORK

MetaBank named one of "7 To Watch in '17"

United Way

Sioux Empire United Way

Business of the Year, 500+ Employees (February 2017)

Appendix

Income Statement

(dollars in thousands)	Q1 Dec. 2016	Q2 March 2017	Q3 June 2017	Q4 Sept. 2017	Q1 Dec. 2017	Percent Change Q1-18 vs. Q1-17
	Three Months Ended					
Net Interest Income	19,833	23,966	24,943	24,488	26,196	32%
Card Fee Income	18,414	26,547	23,052	26,694	25,247	37%
RT Product Fee Income	176	32,487	5,785	508	192	9%
Tax Advance Fee Income	449	31,119	(108)	453	1,947	334%
Other Income	310	2,017	2,091	2,178	1,882	507%
Total Revenue	**$ 39,182**	**$ 116,136**	**$ 55,763**	**$ 54,321**	**$ 55,464**	**42%**
Compensation and Benefits	17,850	26,766	22,193	21,919	22,340	25%
Card Processing Expense	5,579	7,043	5,755	5,753	6,540	17%
RT Product Expense	51	10,178	1,623	292	101	98%
Tax Advance Expense	27	3,140	72	(257)	280	937%
All Other Expense	13,246	19,819	12,576	26,039	14,781	12%
Total Expense	**$ 36,753**	**$ 66,946**	**$ 42,219**	**$ 53,746**	**$ 44,042**	**20%**
Provision for Loan Loss	843	8,649	1,240	(144)	1,068	27%
Net Income Before Taxes	**$ 1,586**	**$ 40,541**	**$ 12,304**	**$ 719**	**$ 10,354**	**553%**
Income Tax Expense	342	8,399	2,517	(1,025)	5,684	1,562%
Net Income	**$ 1,244**	**$ 32,142**	**$ 9,787**	**$ 1,744**	**$ 4,670**	**275%**

Average Balance Sheet

(dollars in thousands)	Q1 Dec. 2016	Q2 March 2017	Q3 June 2017	Q4 Sept. 2017	Q1 Dec. 2017	Percent Change Q1-18 vs. Q1-17
	Fiscal Quarter Average					
Cash and cash equivalents	195,004	404,688	50,235	85,158	120,491	(38)%
Investment securities	1,394,596	1,593,130	1,614,529	1,595,587	1,593,754	14 %
Mortgage-backed securities	689,506	755,887	777,216	747,330	668,818	(3)%
Net loans	963,984	1,291,199	1,189,623	1,263,820	1,398,904	45 %
Other assets	247,933	368,816	367,975	342,556	340,982	38 %
Total Assets	**$ 3,491,022**	**$ 4,413,719**	**$ 3,999,578**	**$ 4,034,451**	**$ 4,122,949**	**18 %**
Non-interest bearing deposits	2,055,842	2,512,934	2,295,046	2,286,630	2,328,159	13 %
Interest bearing deposits	267,531	248,691	220,425	252,273	300,927	12 %
Wholesale deposits	357,224	986,908	348,771	549,539	483,878	35 %
Short-term debt	287,655	74,739	518,511	352,733	418,868	46 %
Long-term debt	92,462	92,481	92,498	92,290	85,538	(7)%
Other liabilities	78,219	106,700	99,919	64,065	71,398	(9)%
Total Liabilities	**$ 3,138,934**	**$ 4,022,453**	**$ 3,575,169**	**$ 3,597,529**	**$ 3,688,768**	**18 %**
Shareholder's equity	352,088	391,266	424,409	436,922	434,181	23 %
Liabilities and Equity	**$ 3,491,022**	**$ 4,413,719**	**$ 3,999,578**	**$ 4,034,451**	**$ 4,122,949**	**18 %**

Additional Information About the Proposed Transaction and Where to Find It

In connection with the proposed merger transaction, Meta intends to file a registration statement on Form S-4 with the SEC, which will include a joint proxy statement of Meta and Crestmark, which will also constitute a prospectus of Meta, that Meta and Crestmark will send to their respective shareholders. Before making any voting or investment decision, investors and security holders of Meta and Crestmark are urged to carefully read the entire registration statement and proxy statement/prospectus as well as any amendments or supplements to these documents and any other relevant materials, when they become available, because they will contain important information about the proposed transaction. When filed, investors and security holders will be able to obtain the registration statement and the proxy statement/prospectus free of charge from the SEC's website at www.sec.gov or from Meta by sending a request to Meta Financial Group, Inc., 5501 S. Broadband Lane, Sioux Falls, SD 57108; Attention: Investor Relations. In addition, copies of the proxy statement/prospectus, when available, will be provided free of charge by Meta to its stockholders.

This communication and the information contained herein does not and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities in connection with the proposed merger shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Meta, Crestmark and certain of their respective directors and executive officers may be deemed under the rules of the SEC to be participants in the solicitation of proxies from the respective shareholders of Meta and Crestmark in connection with the proposed merger transaction. Certain information regarding the interests of these participants and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the joint proxy statement/prospectus regarding the proposed transaction when it becomes available. Additional information about Meta and its directors and officers may be found in the definitive proxy statement of Meta relating to its 2018 Annual Meeting of Stockholders filed with the SEC on December 4, 2017 and Meta's annual report on Form 10-K for the year ended September 30, 2017 filed with the SEC on November 29, 2017. The definitive proxy statement and annual report on Form 10-K can be obtained free of charge from the SEC's website at www.sec.gov.